Exhibit 99.2

Lock-up Agreement

October 23, 2018

Jefferies LLC

As representative of the Several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

RE: Stealth	BioTheraputics Corp (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of ordinary shares, par value $0.0001per share, of the Company (“Ordinary Shares”) or of securities convertible into or exchangeable or exercisable for Ordinary Shares. The Company proposes to conduct a public offering (the “Offering”) of American Depositary Shares (“ADSs”) of the Company representing Ordinary Shares for which Jefferies LLC (“Jefferies”) will act as the representative of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this agreement (this “Agreement”) in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this Agreement that are not defined in the body of this Agreement. Those definitions are a part of this Agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not, without the prior written consent of Jefferies, which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Ordinary Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned,

•	enter into any Swap,

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make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Ordinary Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing restrictions will not apply to (i) the registration of the offer and sale of the ADSs, and the sale of such ADSs to the underwriters, in each case as contemplated by the Underwriting Agreement or (ii) the deposit of Ordinary Shares with the depositary, in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the issuance of Ordinary Shares, provided that such Ordinary Shares issued pursuant to this clause (ii) held by the undersigned shall remain subject to the terms of this Agreement.

In addition, the undersigned may transfer or otherwise dispose of any Ordinary Shares or ADSs (and the foregoing restrictions shall not apply to such transfers or dispositions) (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or any Family Member of the undersigned, provided that any such transfer shall not involve a disposition for value, (iii) as part of a distribution, transfer or disposition without consideration by the undersigned to its limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), provided that there shall be no further transfer of such securities except in accordance with this Agreement, (iv) by will or intestacy, (v) pursuant to a court order or settlement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (vi) in connection with the exercise of options, warrants or equity-based awards or other rights entitling the holder thereof to acquire Ordinary Shares or ADSs or any security convertible into or exercisable for Ordinary Shares or ADSs in accordance with their terms (including, in each case, by way of “net” or “cashless” exercise or to cover withholding tax obligations in connection with such exercise and any transfer for the payment of taxes as a result of such vesting or exercise, whether by means of a “net settlement” or otherwise) pursuant to an employee benefit plan, option, warrant or other right disclosed in the final prospectus used to sell the ADSs, provided that any option, warrant, equity-based award or other right so exercised would otherwise expire during the Lock-Up Period, and further provided that any securities issued upon exercise of such option, warrant or other right shall be subject to the restrictions set forth herein, (vii) to the Company pursuant to a contractual arrangement in effect on the date of this Agreement which provides for the repurchase of the undersigned’s Ordinary Shares or ADSs by the Company upon termination of service of the undersigned and which is disclosed in the final prospectus used to sell the ADSs; (viii) pursuant to the conversion of outstanding preferred shares of the Company into Ordinary Shares or ADSs, provided that such Ordinary Shares or ADSs received upon conversion shall be subject to the restrictions set forth herein, (ix) ADSs acquired in the Offering or in open market transactions following the Offering, (x) pursuant to any bona fide third-party tender offer, merger, consolidated or other similar transaction or series of transactions approved by the board of directors of the Company and made with or offered to all holders of the Company’s share capital resulting in a change in the ownership of 100% of the voting share capital of the Company that is made or offered after the Offering, provided that in the event such transaction is not completed, the undersigned’s Ordinary Shares or ADSs shall remain subject to the restrictions set forth herein and title to the undersigned’s Ordinary Shares or ADSs shall remain with the undersigned, or (xi) with the prior written consent of Jefferies on behalf of the Underwriters; provided, however, that:

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in the case of any transfer, conversion, exercise or other action described in clauses (i) through (v) and above, it shall be a condition to such transfer that each transferee or other recipient of Ordinary Shares or Related Securities executes and delivers to Jefferies an agreement in form and substance satisfactory to Jefferies stating that such transferee or other recipient is receiving and holding such Ordinary Shares or Related Securities subject to the provisions of this Agreement and agrees not to Sell or Offer to Sell such Ordinary Shares or Related Securities, engage in any Swap or engage in any other activities restricted under this Agreement except in accordance with this Agreement (as if such transferee had been an original signatory hereto); and

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in the case of clauses (i) through (vii) and (ix) above, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Ordinary Shares or ADSs in connection with such transfer (other than a required filing on Schedule 13G, Schedule 13G/A or Form 13F, and, with respect to clause (v), other than a filing required to be made on a Form 4).

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed ADSs the undersigned may purchase or otherwise receive in the Offering (including pursuant to a directed share program).

Notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the undersigned’s Ordinary Shares or ADSs to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that such subsidiary agrees to be bound in writing by the restrictions set forth herein and there shall be no further transfer of such securities except in accordance with this Agreement; and provided, further, that any such transfer shall not involve a disposition for value.

Notwithstanding the foregoing, the undersigned may establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided, that (i) no public report or filing under Section 16 of the Exchange Act shall be required during the Lock-Up Period, (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment of such plan during the Lock-Up Period and (iii) no sales are made pursuant to such plan during the Lock-Up Period.

If any record or beneficial owner of any securities of the Company is granted an early release from the restrictions described herein during the Lock-up Period with respect to any securities of the Company having a fair market value in excess of $5,000,000 in the aggregate (whether in one or multiple releases), then the undersigned shall also be granted an early release from its obligations hereunder with respect to a number of securities of the Company held by the undersigned equal to the fair market value of the Company’s securities of such persons that were the subject of such release, with such early release to be effected at the sole option of the undersigned, which election shall be communicated in writing to Jefferies prior to effecting such release. In the event that, as a result of this paragraph, any securities of the Company held by the undersigned are released from the restrictions imposed by this Agreement, Jefferies shall use its commercially reasonable efforts to notify the Company within three business days that a number of securities of the Company held by the undersigned equal to the fair market value of the Company’s securities of such persons that were the subject of such release has been released; provided that the failure to give such notice shall not give rise to any claim or liability against Jefferies.

In addition, if the undersigned is an officer or director of the Company, (i) Jefferies agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, Jefferies will notify the Company of the impending release or waiver, and (ii) the Company (in accordance with the provisions of the Underwriting Agreement) will announce the impending release or waiver by press release through a major news service or, if consented to by Jefferies, in a registration statement that is publicly filed in connection with a secondary offering of Ordinary Shares at least two business days before the effective date of the release or waiver. Any release or waiver granted by Jefferies hereunder to any such officer or director shall only be effective two business days after the publication date of such press release or registration statement. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement that are applicable to the transferor to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Ordinary Shares or Related Securities held by the undersigned, except in compliance with the foregoing restrictions.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Ordinary Shares or ADSs. The undersigned will not take, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

Notwithstanding anything to the contrary contained herein, this Agreement (and, for the avoidance of doubt, the Lock-up Period described herein) and the related restrictions shall automatically terminate and the undersigned shall be released from all obligations hereunder upon the earliest to occur, if any, of (i) in each case prior to the execution of the Underwriting Agreement, Jefferies, acting on behalf of the Underwriters, advises the Company in writing that it has, or the Company advises Jefferies in writing that it has, determined not to proceed with the Offering, (ii) the registration statement related to the Offering is withdrawn, (iii) the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to delivery of ADSs to the Underwriters in exchange for payment therefor and (iv) March 31, 2019, in the event that the Offering has not closed by such date.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this Agreement. This Agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

Very truly yours,

Morningside Venture (I) Investments Limited
Name of Security Holder (Print exact name)

By:	/s/ Louise Mary Garbarino /s/ Jill Marie Franklin
Signature

If not signing in an individual capacity:

Louise Mary Garbarino / Jill Marie Franklin
Name of Authorized Signatory (Print)

Directors
Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Annex A

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the Agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

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“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 180 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

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“Related Securities” shall mean any ADSs, options or warrants or other rights to acquire ADSs or Ordinary Shares or any securities exchangeable or exercisable for or convertible into ADSs or Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into ADSs or Ordinary Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

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“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of ADSs, Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this Agreement.